Exhibit 99.2

Apex North LLC
Financial Statements
For the three months ended September 30, 2026 and the
period from March 9, 2026 (Inception) to September 30, 2026
(Unaudited)

APEX NORTH LLC

BALANCE SHEET

	September 30, 2026	May 31, 2026
	(Unaudited)
ASSETS
CURRENT ASSETS:
Due from related party	$213,881	$-

Total Assets	$213,881	$-
LIABILITIES AND MEMBERS' DEFICIT

LIABILITIES:
Accounts payable
Accrued expenses	$35,400	$115,201
Due to related party	6,627	-
Advances payable	111,647	111,647
Notes payable - related party	4,900	-
	670,000	-

Total Liabilities	828,574	226,848

Commitments and Contingencies (Note 2)

MEMBERS' DEFICIT:
Members units 100 authorized, 100 units issued and outstanding	-	-
Accumulated deficit	(614,693)	(226,848)

Total Members' Deficit	(614,693)	(226,848)

Total Liabilities and Members' Deficit	$213,881	$-

See accompanying notes to unaudited financial statements.

APEX NORTH LLC

STATEMENT OF OPERATIONS

For the period from March 9, 2026 (Inception) to September 30, 2026 and the three months ended September 30, 2026

(Unaudited)

	Three months ended September 30, 2026	For the period from March 9, 2026 (Inception) to September 30, 2026

OPERATING EXPENSES:
General and administrative expenses	$134,851	$154,851
Professional fees	42,097	63,922
Exploration expenses	166,684	389,293

Total operating expenses, net	343,632	608,066

OTHER EXPENSES:
Interest expense	5,942	6,627

LOSS FROM OPERATIONS	(349,574)	(614,693)

NET LOSS	$(349,574)	$(614,693)

See accompanying notes to unaudited financial statements.

APEX NORTH LLC

STATEMENT OF CHANGES IN MEMBERS' DEFICIT

For the period from March 9, 2026 (Inception) to September 30, 2026 and the three months ended September 30, 2026

(Unaudited)

		Total
	Accumulated	Members'
	Deficit	Deficit

Balance, June 30, 2026	$(265,119)	$(265,119)

Net loss	(349,574)	(349,574)

Balance, September 30, 2026	$(614,693)	$(349,574)

Balance, March 9, 2026 (Inception)	$-	$-

Net loss	(614,693)	(614,693)

Balance, September 30, 2026	$(614,693)	$(614,693)

See accompanying notes to unaudited financial statements.

APEX NORTH LLC

STATEMENT OF CASH FLOW

For the period from March 9, 2026 (Inception) to September 30, 2026

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(614,693)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in operating assets and liabilities:
Due from related party	(213,881)
Accounts payable	35,400
Accrued expenses	6,627
Advances payable	4,900
Due to related party	111,647
NET CASH USED BY OPERATING ACTIVITIES	$(670,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable related party	$670,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	$670,000

NET DECREASE IN CASH	-

CASH, beginning of period	$-

CASH, end of period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$-

See accompanying notes to unaudited financial statements.

Apex North LLC
Notes to Financial Statements
For the period from March 9, 2026 (Inception) to September 30, 2026

1. Business Operations, Basis of Presentation, Going Concern and Summary of Significant Accounting Policies

Business Operations

Apex North LLC (“the Company”) was organized under the laws of the State of Utah on March 9, 2026. On April 8, 2026, the Company obtained 200 unpatented mining claims from Nedeel LLC, the original sole founding member. The Company staked an additional 194 mining claims in April 2026, resulting in a total of 394 mining claims (the “Apex North Project”). The Company has carried out exploration activities on the Apex North Project using non-invasive exploration techniques to date. The Company has a fiscal year-end of December 31.

The Company is engaged in the acquisition, exploration, development, extraction, processing and sale of mineral resources. The Company's principal mineral properties are located in Utah and are prospective for gallium and germanium. The Company's operations are subject to various risks and uncertainties, including fluctuations in commodity prices, exploration and development risks, permitting requirements, environmental regulations, availability of financing, and political and regulatory conditions in the jurisdictions in which it operates.

Basis of Presentation and Going Concern

The unaudited consolidated financial statements for the three months ended September 30, 2026 and the period March 9, 2026 (Inception) to September 30, 2026 have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments necessary to present fairly our financial position, results of operations, and cash flows as of September 30, 2026 and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements accompanying this report show an accumulated deficit and working capital deficit of $614,693 and $614,693, respectively at September 30, 2026, and a net loss of $614,693 for the period March 9, 2026 (Inception) to September 30, 2026, which raises substantial doubt about the Company's ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company's ability to secure capital for exploration and working capital needs is crucial, given the absence of recurring revenue streams. Long-term strategies involve financing through sales of membership interests or debt and eventual profitability from mining operations. Capital raising efforts may be hindered by current capital market conditions and the broader economic climate in the United States. Company management is actively seeking additional funds through various means, including public offerings, private placements, mergers, option agreements, and external debt, to ensure the Company's viability.

The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions include the carrying value of properties and mineral interests acquired, environmental remediation liabilities and deferred tax assets. Management's estimates and assumptions are based on historical experience and other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Apex North LLC
Notes to Financial Statements
For the period from March 9, 2026 (Inception) to September 30, 2026

Income Taxes

The Company has elected to be taxed as a partnership under the IRS tax code. As an LLC, the entity is treated as a disregarded entity. Under this provision of the code, the entity does not pay or accrue federal corporate income taxes at the Company level and all amounts are passed through to the individual level.  The Company has no income tax returns subject to examination by Federal and State tax authorities given its March 2026 organization.

Cash and Cash Equivalents

For the purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value Measurements

When required to measure assets or liabilities at fair value, the Company uses a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used.  The Company determines the level within the fair value hierarchy in which the fair value measurements in their entirety fall.  The categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  Level 1 uses quoted prices in active markets for identical assets or liabilities, Level 2 uses significant other observable inputs, and Level 3 uses significant unobservable inputs.  The amount of the total gains or losses for the period is included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. At September 30, 2026, the Company had no financial or non-financial assets or liabilities that are adjusted to fair value on a recurring basis.

Mineral Properties and Exploration and Development Costs

Exploration Costs

Exploration expenditures incurred to identify mineral deposits and determine the existence, location, extent or quality of mineralization are expensed as incurred until management has determined that the property is commercially viable and development of the property is probable.

Mineral Property Acquisition Costs

Costs incurred to acquire mineral properties, mineral rights, claims, leases and other interests in mineral properties are capitalized when management determines that it is probable that future economic benefits will be realized. Capitalized mineral property costs are evaluated for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable.

Development Costs

Development expenditures incurred after the Company has established the technical feasibility and commercial viability of a mineral property are capitalized and subsequently depreciated or depleted over the estimated useful life of the related mine or mineral deposit.

Development costs may include costs associated with mine development, infrastructure, stripping, construction of processing facilities and other expenditures directly attributable to preparing a mineral property for production.

Depletion, Depreciation and Amortization

Mineral properties and development costs are depleted using the units-of-production method based on estimated recoverable mineral reserves and, where appropriate, resources that are expected to be converted into reserves.

The depletion rate is generally based on the quantity of minerals expected to be recovered from the applicable mining property over its estimated productive life.

Property, plant and equipment not subject to depletion are depreciated using the straight-line method over their estimated useful lives.

Apex North LLC
Notes to Financial Statements
For the period from March 9, 2026 (Inception) to September 30, 2026

Changes in estimates of mineral reserves and resources, mine plans, production levels, recoverable quantities or other assumptions may result in changes to depletion expense in future periods.

Mineral Reserves and Resources

Mineral reserves and resources are estimates of the quantity of minerals that may be economically recoverable from the Company's properties.

Estimates of reserves and resources are based upon information compiled by qualified professionals and require significant judgment regarding geological information, geological modeling, commodity prices, operating costs, recovery rates, mining methods and applicable governmental regulations.

Changes in the estimated quantities of reserves and resources or in the assumptions used to determine recoverability could have a material effect on the carrying amounts of mineral properties, depletion expense and impairment assessments.

The Company and its Apex North Project are in the prospecting phase of development and contain no proven Mineral Reserves or Resources compliant with Subpart 1300 of Regulation S-K.

Asset Retirement Obligations Including Reclamation, Remediation and Closure Costs

The Company's operations have been, and are, subject to standards for mine reclamation, environmental remediation and closure costs that have been established by various governmental agencies. The Company would record the fair value of those type of obligations as an asset retirement obligation liability in the period in which the Company incurred a legal obligation for the costs. A corresponding asset may be recorded and depreciated over the life of the asset.

The Company accrues the above obligations when it is probable that such costs will be incurred, and they are reasonably estimable. Such costs are based on management's estimate of amounts expected to be incurred when the remediation work is performed. The Company had accrued $0 at September 30, 2026, on its balance sheet relating to estimated mine closure and reclamation costs on its Apex North Project since no invasive exploration has started as of September 30, 2026. (See note 2).

Environmental Costs

Environmental expenditures that relate to current operations and do not result in Asset Retirement Obligations are expensed as incurred.

The Company's operations are subject to extensive environmental laws and regulations. Compliance with these requirements may require significant expenditures for Asset Retirement Obligations (see Note 2: Mineral Interest Commitments).

Segment Reporting

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07 – Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASU 2023-07 for the period ending September 30, 2026.

The Company’s Chief Executive Officer serves as the CODM.

Apex North LLC
Notes to Financial Statements
For the period from March 9, 2026 (Inception) to September 30, 2026

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date.

On November 4, 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 which requires disaggregated disclosure of income statement expenses for public business entities (PBEs). The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the financial statements.

2. Commitments and Contingencies

Mineral Interest Commitments

As of the date of this report, the Company has performed non-invasive prospecting and exploration techniques, including soil sampling and aerial magnetic surveys. Given that no invasive exploration techniques have been used, there are no material commitments related to the Apex North Project outside of annual maintenance fees to the Bureau of Land Management (the “BLM”) and Washington County, Utah, which may be forgone at the Company’s discretion if it chooses not to maintain its claims.

●

The Company holds 394 unpatented lode mining claims on United States’ federal land administered by the BLM in Washington County, Utah. To maintain these claims, the Company must stay current on annual maintenance fees payable to BLM and recording fees payable to Washington County, Utah.

●	The Company is in the exploration stage. No mineral reserves have been established; no development or production activity has occurred.
●

Activity on the claims to date has been limited to casual use as that term is defined at 43 C.F.R. § 3809.5 – geologic mapping, surface geochemical sampling, and portable XRF analysis. No mechanized earth disturbance, road construction, trenching, or drill pad preparation has occurred.

●

No Notice (43 C.F.R. § 3809.21) and no Plan of Operations (43 C.F.R. § 3809.11) have been filed with the BLM. The Company must file either a Notice or a Plan of Operations before creating a disturbance by commencing invasive exploration techniques.

●	No financial guarantee or reclamation bond has been posted with the BLM or the Utah Division of Oil, Gas and Mining. A Phase 1 drill program is planned for the first half of 2027.

Management Agreement

On June 1, 2026 the Company entered into management agreement with Dragonstone Metals Ltd (“Dragonstone”) a related party principle member. The Company agreed to pay Dragonstone $20,000 per month until such time that it completes a merger. From June 1, 2026 to September 30, 2026 and for the period from March 9, 2026 (Inception) to September 30, 2026 the Company incurred and expensed $60,000 and $80,000 respectively, which is included in general and administrative expenses.

Exclusivity Agreement

Effective August 20, 2026, the Company entered into an Exclusivity Agreement with Nedeel and Kryptonite LLC DBA NV Resources (collectively, the “Seller”), both related party principal members of the Company, under which the Company was granted a one-month period of exclusivity to complete confirmatory due diligence and negotiate a definitive agreement to acquire an 80% interest in the Rock Hill Mine, Windup Mine, and Polymet projects (the “Projects”). The Company agreed to pay the Seller a nonrefundable exclusivity fee of $10,000 per project per month, payable $5,000 per project in cash and $5,000 per project deferred until five business days after the closing of the contemplated acquisition of the Company by ITKG. The exclusivity period may be extended by mutual written agreement for up to two additional months upon payment of an additional fee on the same terms. If a definitive agreement is executed within the exclusivity period or any extension, exclusivity fees paid will be credited dollar-for-dollar against the initial cash payment due to the Seller under the agreed terms; otherwise, the fees are retained by the Seller. The Exclusivity Agreement does not obligate either party to consummate the transaction, and no binding acquisition agreement will exist unless and until the parties execute a definitive agreement. As of September 30, 2026 the Company incurred $60,000 in fees and accrued $30,000 for the deferral.

Apex North LLC
Notes to Financial Statements
For the period from March 9, 2026 (Inception) to September 30, 2026

3. Related Party Transactions

Due from Related Party

During the period March 9, 2026 (Inception) to September 30, 2026, Dragonstone received the note proceeds as an intermediary to receive and disburse funds on behalf of the Company (See note 4), for a total of $661,295. As of September 30, 2026, a balance of $213,881 remains owed to the Company and are reflected as “Due from to Related Party” on the accompanying balance sheet

Due to Related Party

During the period March 9, 2026 (Inception) to September 30, 2026, Dragonstone, a 40% member of the Company, advanced $111,647 to cover expenses. The advances are repayable upon the closing of a transaction with an Australian Securities Exchange Ltd (ASX) or US listed entity (the “Acquisition Transaction”).

Other Related Party Agreements

See note 2 for Management Agreement and Exclusivity Agreement

4. Notes Payable

On June 10, 2026, August 19, 2026 and September 22, 2026, the Company issued unsecured promissory notes to Integral Technologies, Inc. (“ITKG”) a publicly traded entity, in the principal amounts of $220,000, $100,000 and $350,000, respectively for cash loaned to the Company. Each note bears simple interest at 8.00% per annum, payable at maturity, and all principal and accrued interest is due and payable no later than twelve months from the respective effective date. The notes may be prepaid in whole or in part at any time without premium or penalty, and the interest rate increases to 15.00% per annum during any uncured event of default as defined in the promissory notes. Loan proceeds under the notes were received by Dragonstone, acting as account intermediary to receive and disburse funds on behalf of the Company. The notes were entered into in contemplation of a potential acquisition transaction involving the Company and ITKG; as of the date of these financial statements, no definitive agreements with respect to any such transaction have been executed. During the three months ended September 30 2026 and period March 9, 2026 (Inception) to September 30, 2026 interest expense amounted to $5,942 and $6,627 respectively. Accrued interest at September 30, 2026 amounted to $6,627.

5. Member Equity and Capital Structure

The Company is authorized to issue 100 membership units which comprise 100% of the voting interest in the Company. Nedeel LLC, a Nevada limited liability company (“Nedeel”), was the legal and beneficial owner of a 100% interest in the BD 1 to BD 200 unpatented mining claims. On April 8, 2026, Nedeel contributed those claims at a carryover zero cost basis for a 100% interest in Apex North LLC. This contribution was accounted for under the Securities and Exchange Commission Staff Accounting Bulletin 5G “Transfers of Nonmonetary Assets by Promoters or Shareholders.’ As a result, the mineral rights and membership interest is issued to Nedeel were recorded at zero value.

Apex North LLC
Notes to Financial Statements
For the period from March 9, 2026 (Inception) to September 30, 2026

As of the Company’s formation, Dragonstone Metals Ltd. had the exclusive and binding option and right to acquire a 40% membership interest of Nedeel's interest in the Company upon certain payments to Nedeel. Dragonstone made these payments and, accordingly, has become beneficially entitled to that 40% interest (the “Dragonstone Interest”) and Nedeel transferred the Dragonstone Interest to Dragonstone. Prior to May 31, 2026, Nedeel transferred to Green Iguana Investments Pty Ltd a 10% interest in the Company and Nedeel transferred a 10% interest in the Company to Kryptonite LLC DBA NV Resources, an entity controlled by the Company’s manager.

On November 10, 2026, the Company entered into and closed on a membership interest purchase agreement  with Integral Technologies, Inc. Integral  acquired an aggregate 80% membership interest Apex North LLC, (the “Closing ”). Since certain members of the Company obtained approximately 86% voting control of Integral through the issuance to the members of Integral Series D voting preferred stock The transaction will be accounted for as a reverse merger and a recapitalization of Apex North LLC. Effective with the Closing, the members of Apex North will enter into the Second Amended and Restated Limited Liability Company Operating Agreement of Apex North LLC (the “A&R Operating Agreement”), which amends and restates in its entirety the original operating agreement dated March 9, 2026 as follows:

The membership interests in Apex North will be divided into three classes, namely Common Interests, Preferred Interests and Profits Interests that are issued in Units, with 30,000,000 Common Units, 10,000,000 Preferred Units and 1,000,000 P Units initially authorized. As of the Closing, 10,000,000 Common Units are issued and outstanding, allocated 8,000,000 to Integral Technologies, Inc. , 1,000,000 to Green Iguana Investments Pty Ltd. and 1,000,000 to Kryptonite LLC d/b/a NV Resources. No Preferred Units or P Units are issued and outstanding. Apex North is manager-managed by a board of managers (the “Board”). The Board is authorized, without member approval (except as required by law), to designate one or more series of Preferred Units, to issue additional Units of any class for cash, property, services or other lawful consideration, and to issue debt securities, options, warrants or other equity-based awards (including profits interests to officers, managers, employees and service providers, structured to constitute “profits interests” under Rev. Proc. 93-27 and Rev. Proc. 2001-43). Common Units carry one vote per Unit; P Units are non-voting. Members have no preemptive or similar rights except as expressly provided.

Members will not be required to make additional capital contributions except to the extent required under the Utah Act, and no member is entitled to interest on, withdrawal of, or any return of capital except as expressly provided in the A&R Operating Agreement. During the Free Carry Period, the holders of the 20% Retained Interest (Green Iguana Investments Pty Ltd. and Kryptonite LLC d/b/a NV Resources, the “Free Carry Parties”) are not required to fund any capital contributions or Project expenditures and are not subject to dilution, and Integral bears 100% of Project costs, funded through additional capital contributions or loans as determined by the Board. Following expiration of the Free Carry Period, each Free Carry Party must elect either to contribute its pro rata share of subsequent capital calls (a “Contribution Election”) or to forgo further participation (a “Non-Contribution Election”), with failure to elect deemed a Non-Contribution Election. A member that fails to fund its pro rata share of a capital call is subject to proportionate dilution of its Units pursuant to a formula set forth in the A&R Operating Agreement. Upon a Non-Contribution Election (or deemed election) by a Free Carry Party, such party forfeits its Units to Integral and, in lieu of further participation, receives a 1.0% gross smelter return royalty on Mineral Products produced from the Project (capped at an aggregate 2.0% if both Free Carry Parties so elect).

6. Subsequent Events

The Company has evaluated subsequent events from October 1, 2026, through November 12, 2026, the date the financial statements were available to be issued and identified the following items for disclosure. See note 5  for the closing of the membership interest purchase agreement.